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                                                                     EXHIBIT 5.1


                                  PERKINS COIE
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON  98101-3099
             TELEPHONE: (206) 583-8888  FACSIMILE: (206) 583-8500


December 15, 1997


Applied Voice Technology, Inc.
11410 N.E. 122nd Way
Kirkland, WA  98034

     Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $.01 Per Share, of Applied Voice Technology, Inc.

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 253,334 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued pursuant to two Stock Option Agreements each dated January 2, 1996 and two Stock Option Agreements each dated October 22, 1997 (collectively, the "Plans"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,


                              PERKINS COIE